US CAPITAL GLOBAL SECURITIES

INVESTMENT OPPORTUNITY

cardax

US Capital Global
Cardax Preferred, LLC

MEMBERSHIP UNITS
$ 10,000,000



CARDAX, INC.

Focusing on the Source of Inflammation

INVESTMENT SUMMARY

US Capital Global Securities
555 Montgomery Street, Suite 1501
San Francisco, CA 94111

T +1 415 889 1010
F +1 415 358 5665
support@uscgs.com

www.uscapglobalsecurities.com

OPPORTUNITY

Company	Cardax, Inc.
Ticker / Exchange	CDXI / OTCQB
Sector / Industry	Health Care / Pharmaceutical
Stage	Pre-clinical development
Headquartered	Honolulu, HI, US
Issuing	Convertible Preferred Stock[1]
Price	$25 per share
Liquidation Preference	$25 per share
Redeemable	Yes
Call Date	October 15, 2023, and any time after
Perpetual	Yes
Dividend	8% per annum, payable if redeemed or upon liquidation[2]
Cumulative	Yes
Conversion Ratio / Price	1:5 / $5 per common share, from and after October 15, 2022
Shares Offered	400,000



POOLED INVESTMENT VEHICLE

Issuer	US Capital Global Cardax Preferred, LLC
Offering	Up to $10 million in Membership Units (the "Offering")
Price / Min Purchase	$25,000 / 1 Unit
Placement Agent	US Capital Global Securities, LLC
Placement Agent Fee	8.00% cash; 7.00% warrants paid by Company[3]

US Capital Global Securities, LLC ("USCGS") is offering 400 Membership Units in US Capital Global Cardax Preferred, LLC, a Pooled Investment Vehicle (the "PIV" or "Issuer") on a "best efforts" basis. The PIV will be managed by US Capital Global Investment Management, LLC ("USCGIM" or the "Manager"), investing in preferred shares of Cardax, Inc. ("Cardax" or the "Company"). The Company will use the proceeds primarily for drug development, working capital, and debt servicing.

COMPANY OVERVIEW

Cardax is a development stage biopharmaceutical company primarily focused on the development of pharmaceuticals for chronic diseases driven by inflammation. Cardax also markets a dietary supplement for inflammatory health.

The pharmaceutical business unit is currently developing two candidates. **CDX-101**, an astaxanthin pharmaceutical candidate, is being developed for cardiovascular inflammation and dyslipidemia, with a target initial indication of severe hypertriglyceridemia. **CDX-301**, a zeaxanthin pharmaceutical candidate, is being developed for macular degeneration. The Company's pharmaceutical candidates are currently in pre-clinical development.

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1. There is currently no public market for the Company's preferred stock. Its common stock is currently listed on the OTC market.
2. Company does not intend to pay dividends on its common stock and will pay pro-rata with common stockholders on other distributions.
3. Cashless warrants expiring after 5 years, 1/2 of the warrants are only exercisable after 12 months.

The commercial business unit markets **ZanthoSyn®**,[4] a physician recommended astaxanthin dietary supplement for inflammatory health[5] and the top selling product at GNC stores in Hawaii in 2018 and 2019. Astaxanthin use is supported by hundreds of peer-reviewed papers published in leading medical research journals.[6]

INVESTMENT THESIS

The Offering is designed to advance Cardax's lead pharmaceutical candidate CDX-101 over the next 12 to 18 months from pre-clinical to clinical development—a significant value creation event in the industry. To understand this potential, a comparable company in clinical development for the same initial indication, Matinas Biopharma Holdings, Inc. (NYSE AMER: MTNB), has a market capitalization in excess of $150 million (as of October 1, 2020). In contrast, the current market capitalization of Cardax together with the gross proceeds of the proposed Offering impute a pro forma market value of less than $15 million.

Longer-term, Cardax is pursuing a clinical path and value creation strategy similar to Amarin Corporation (NASDAQ: AMRN). Cardax believes CDX-101 will be competitively differentiated from AMRN's Vascepa on the basis of prospective clinical and intellectual property advantages and may also offer complementary clinical benefits if administered in combination. AMRN has a market capitalization in excess of $1.5 billion (as of October 1, 2020), despite the recent loss of its U.S. patent litigation appeal in favor of generics.[7] The former head of development at AMRN, Paresh Soni, MD, PhD, and the global chair of AMRN's REDUCE-IT clinical trial, Deepak Bhatt, MD, MPH, are part of the Cardax team.

The Company also believes there is a strong scientific rationale to test astaxanthin as a potential treatment for COVID-19. At the invitation of a U.S. federal government agency, Cardax submitted a grant application to fund a multi-center, randomized, double-blind, placebo-controlled clinical trial in COVID-19 patients. This invitation speaks to the scientific credibility of the Cardax program and team.

USE OF PROCEEDS

Transaction Analysis: Cardax is seeking to raise $10,000,000 through the issuance of convertible preferred stock primarily for drug development, working capital, and debt servicing.



4. ZanthoSyn.com
5. This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.
6. pubmed.ncbi.nlm.nih.gov/?term=astaxanthin
7. FDA definition: a generic drug is a medication created to be the same as an already marketed brand-name drug in dosage form, safety, strength, route of administration, quality, performance characteristics and intended use.

THE OPPORTUNITY

Transaction Analysis: Cardax is seeking to raise $10,000,000 through the issuance of convertible preferred stock primarily for drug development, working capital, and debt servicing.

SOURCES AND USES OF FUNDS			
Convertible Preferred Stock	$10,000,000	Research & Development (a)	3,269,009
		Operating Expenditures (b)	2,670,383
		Capital Expenditures (c)	750,000
		Debt Servicing (d)	1,844,823
		Issuance Cost (e)	925,000
		Cash Reserve (f)	540,785
Total Sources of Funds	**$ 10,000,000**	**Total Uses of Funds**	**$ 10,000,000**

Sources Notes:

(1) Cardax, Inc. is offering 400,000 convertible preferred shares at $25 per share, available through a PIV.

Uses Notes (estimates):

(a) CDX-101 pharmaceutical development through IND.
(b) General & administrative costs (15 months, $2,170,383) + ZanthoSyn® direct-to-consumer marketing program ($500,000).
(c) ZanthoSyn® inventory reserve.
(d) Promissory notes (bridge financing repayments) and accrued compensation. Repayments include outstanding notes held by existing shareholders and management team.
(e) USCGS placement agent fee (8.00%, $800,000) + USCGIM management services and administration fee (1.25%, $125,000).
(f) Cash balance from proceeds.

The amounts and timing of the Company's use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by its operations. As a result, the Company will retain broad discretion over the allocation of the net proceeds of the offering.

CARDAX

Cardax's mission is to combat chronic inflammation—one of the major drivers of chronic disease, including cardiovascular disease, metabolic disease, liver disease, arthritis, and aging. Cardax is primarily focused on the development of astaxanthin for pharmaceutical and dietary supplement applications. Astaxanthin is a naturally occurring compound found in salmon, microalgae, krill, lobster, and crab that safely reduces chronic inflammation by modulating oxidative stress. Cardax is also developing a related compound, zeaxanthin, for macular degeneration.

PRODUCT PLATFORM



PHARMACEUTICAL CANDIDATES
DISCOVERY
PRECLINICAL
CLINICAL
CDX-101 (ASTAXANTHIN RX CANDIDATE)
for SEVERE HYPERTRIGLYCERIDEMIA
CDX-301 (ZEAXANTHIN RX CANDIDATE)
for MACULAR DEGENERATION
DIETARY SUPPLEMENTS
DEVELOPMENT
LAUNCH
MARKETING
ZANTHOSYN® (ASTAXANTHIN SUPPLEMENT)
for INFLAMMATORY HEALTH*

US Capital Global Securities
555 Montgomery Street, Suite 1501,
San Francisco, CA 94111

uscapglobalsecurities.com
T +1 415 889 1010
F +1 415 358 5665

- **CDX-101** is an astaxanthin pharmaceutical candidate in pre-clinical development for cardiovascular inflammation and dyslipidemia, with a target initial indication of severe hypertriglyceridemia.
- **CDX-301** is a zeaxanthin pharmaceutical candidate in pre-clinical development for macular degeneration.
- **ZanthoSyn®** is a physician recommended astaxanthin dietary supplement for inflammatory health.[5]

The products aim to provide a combination of the following benefits:
- Excellent safety profile that supports chronic use
- Broad anti-inflammatory activity and pleiotropic effects that support many potential applications
- Oral dosing convenience
- Scalable manufacturing
- Economical pricing

PHARMACEUTICAL CANDIDATES

CDX-101

Cardax's lead pharmaceutical candidate, CDX-101, is a proprietary astaxanthin prodrug in development for cardiovascular disease. Pre-clinical and clinical studies with astaxanthin demonstrated proof-of-concept for the treatment of inflammation, dyslipidemia, and other cardiovascular disorders, with an excellent safety profile. CDX-101 is currently in pre-clinical development with an estimated 12-18 months to the filing an Investigational New Drug application ("IND"), assuming the Offering is completed.

CDX-101 is expected to enter the market in the mid-2020s with an initial indication of severe hypertriglyceridemia, which the Company believes provides an efficient and de-risked clinical pathway to drug approval. Thereafter, Cardax would look to expand the label for cardiovascular inflammation and/or events depending on resources and the Food & Drug Administration ("FDA") regulatory landscape.

CDX-101 Highlights

- PROPRIETARY ASTAXANTHIN PRODRUG: Anti-inflammatory, pleiotropic effects, excellent safety profile
- PROOF OF CONCEPT: Studies with astaxanthin support safety and efficacy, de-risk development
- INITIAL INDICATION—TRIGLYCERIDES ≥ 500 MG/DL: Efficient clinical path, potential multibillion-dollar market
- AMARIN/MATINAS ANALOGUE: Same indication with differentiated product & competitive advantages
- STRONG INTELLECTUAL PROPERTY: Composition of matter to mid-2020s (issued) & 2040 (pending)

CDX-101 Strategy

There is broad acceptance in the scientific, medical, and financial communities that chronic inflammation is a significant factor in many chronic diseases, particularly cardiovascular disease. Commonly used anti-inflammatory drugs may reduce inflammation, but they have risks of significant side effects that limit their utility in chronic disease. Cardax believes that a safe anti-inflammatory is the solution. The Company's lead pharmaceutical candidate CDX-101 may provide the needed combination of an excellent safety profile, anti-inflammatory activity, and economic pricing to become widely used for the prevention and treatment of chronic diseases driven by inflammation.

- Initial focus is on the development of CDX-101 for severe hypertriglyceridemia (triglycerides ≥ 500 mg/dL). Severe hypertriglyceridemia is associated with chronic inflammation and patients with the disorder have increased cardiovascular disease risk and incidence of pancreatitis.

- Clinical pathway to FDA drug approval for severe hypertriglyceridemia utilizes a biomarker endpoint (i.e., triglyceride levels) measured over a period of several months, which is more efficient than clinical pathways for other potential indications that assess clinical outcomes (e.g., heart attacks, strokes, and deaths) over a period of several years, and is thus well suited as the Company's initial indication for CDX-101.
- Compared to omega-3 (fish oil) drugs approved for this indication, Cardax believes CDX-101 will have key competitive advantages related to dose administration/compliance, manufacturing scalability, safety/tolerability, and intellectual property. In addition, the Company believes CDX-101 has the potential to provide additive health benefits when dosed in combination with such products based on a complementary mechanism of action.
- Development objectives (CDX-101, severe hypertriglyceridemia):
  - IND: 2021-2022
  - Phase I: 2022
  - Phase II: 2022-2023
  - Phase III: 2023-2024
- Financing objectives (CDX-101, severe hypertriglyceridemia):
  - $10M+ in 2020 for IND
  - $15M+ in 2021-2022 for Phase I and II
  - $25M+ in 2022-2023 for Phase III
- The Company believes there is opportunity for significant value creation in connection with each step of development.
- Cardax may pursue a cardiovascular outcomes indication in mixed dyslipidemia patients with elevated inflammation, similar to Amarin, after approval for severe hypertriglyceridemia. Other indications also may be evaluated and pursued to the extent feasible.
- Cardax may choose to fully develop and market CDX-101 itself, similar to Amarin, or it may seek a development/marketing partner after Phase II, Phase III, or approval.

CDX-101 Pricing Strategy

CDX-101 is intended to address major unmet medical needs for mass markets at economical prices, with the goal of decreasing the public health burden of chronic disease. Cardax believes Vascepa (icosapent ethyl, Amarin) serves as a suitable comparable.

COVID-19 Clinical Development

Cardax is also exploring therapeutic applications related to COVID-19 and seeking funding from governmental and non-governmental organizations to advance clinical testing. At the invitation of a U.S. federal government agency, Cardax submitted a grant application to fund a multi-center, randomized, double-blind, placebo-controlled clinical trial in COVID-19 patients, based on the following rationale:

- MAJOR UNMET MEDICAL NEED: COVID-19 associated hyperinflammation (cytokine storm) and coagulation dysfunction are key drivers of morbidity and mortality
- NOVEL MECHANISM OF ACTION: Astaxanthin has been shown to reduce pathological activation of inflammatory and coagulation pathways by mitigating oxidative stress
- EXCELLENT SAFETY PROFILE: Astaxanthin is supported by extensive toxicity studies and human exposure with no clinically meaningful safety issues or evidence of immunocompromise
- PROOF OF CONCEPT: Astaxanthin demonstrated reduction of oxidative stress (in humans/animals), inflammation (in humans/animals), lung damage (in animals), and thrombosis (in animals)
- WORLD CLASS TEAM: Key personnel from big pharma, biotech, academia, and a major CRO

If COVID-19 related funding is awarded, the Company plans to pursue such development in parallel to its primary CDX-101 program.

CDX-301

Cardax's zeaxanthin pharmaceutical candidate, CDX-301, is being developed for macular degeneration. Zeaxanthin protects the macula against blue light, oxidative damage, and related inflammation. Pre-clinical and clinical studies with zeaxanthin have demonstrated proof-of-concept for the treatment of macular disorders. CDX-301 is currently in pre-clinical development but will not be advanced with the proceeds of this offering (additional funding required).

COMMERCIAL PRODUCT

ZanthoSyn®

ZanthoSyn® is a physician recommended astaxanthin dietary supplement for inflammatory health that supports cardiovascular, metabolic, liver, joint, and immune health.[5] ZanthoSyn® astaxanthin is administered orally in 12 mg capsules with greater absorption and purity compared to competing astaxanthin products. ZanthoSyn® is sold primarily through GNC stores and has been a top-selling product. ZanthoSyn® is also available at ZanthoSyn.com, Amazon.com, and through participating healthcare practitioners. The Company's net revenues from ZanthoSyn® since product launch in August 2016 have totaled more than $3 million with a blended margin of approximately 54%.

ZanthoSyn® Marketing Strategy

Cardax markets ZanthoSyn® through a multi-pronged approach:

PHYSICIAN OUTREACH AND EDUCATION

- Led by a former top performing Pfizer sales executive and the Company's scientific/clinical team, this program has connected with the healthcare community through meetings with or presentations to more than 3,000 physicians and other healthcare professionals.
- ZanthoSyn® is positioned as the first safe, physician friendly, anti-inflammatory dietary supplement for health and longevity, with retail locations and e-commerce serving as convenient and credible distribution channels for physicians recommending ZanthoSyn®.
- ZanthoSyn® is physician friendly for several reasons: ZanthoSyn® has the safety, purity, manufacturing rigor, bioavailability, and scientific support needed to provide physicians comfort in the quality and utility of the product, which is often not present in other dietary supplements; ZanthoSyn® is well-accepted at medical conferences where crowds of physicians and other healthcare professionals obtain ZanthoSyn® samples and product information after attending educational seminars.

GNC RETAIL STORE OUTREACH, EDUCATION, AND IN-STORE SALES SUPPORT

- Led by former top performing GNC personnel, this program builds on the ability to utilize ZanthoSyn® as a foundation of health and wellness regimens.
- ZanthoSyn® was the top-selling product nationwide in GNC's anti-oxidant category and the top selling product in GNC's Hawaii stores in 2018, 2019, and Q1 2020.
- ZanthoSyn® GNC sales were adversely affected in 2020 as a result of the COVID-19 pandemic and GNC's bankruptcy filing in June 2020. Importantly, GNC emerged from bankruptcy in October 2020 after being acquired for ~$770 million by its largest shareholder, Harbin Pharmaceuticals, a Chinese pharmaceutical company, and GNC has resumed ZanthoSyn® inventory purchases.

DIRECT-TO-CONSUMER ("DTC") MARKETING

- Cardax has learned over the past several years that ZanthoSyn® conversations create ZanthoSyn® customers. The ZanthoSyn® story, with its underlying science and broad applications, resonates with consumers and provides the foundation for the marketing strategy.
- To efficiently leverage this success, Cardax plans to translate and scale these "conversations" through an expanded digital awareness and marketing campaign that will support product education and customer creation.
- Because of ZanthoSyn®'s broad acceptance by physicians, a marketing program targeting direct-to-patient sales through physician integrated e-commerce channels is also planned.

ZanthoSyn® Sales Channels and Growth Strategy

The primary channel for ZanthoSyn® sales to date has been GNC brick-and-mortar retail stores (~90 percent of revenues). A significant portion of ZanthoSyn® sales has occurred in Hawaii, where the Company focused its physician outreach and GNC store engagement programs, as well as a limited number of other US markets with similar efforts. The proof-of-concept demonstrated in these markets underscores the value of the product and positions ZanthoSyn® for future growth. The Company plans to build out its sales and marketing program by investing in a robust DTC digital marketing strategy that engages consumers without the cost and complexity of a traditional sales force.

ZanthoSyn® Product Offering and Pricing

ZanthoSyn® is available in 30, 60, or 90 capsule bottles, with 60 and 90-counts representing the majority of sales. 30-counts are primarily utilized for starter or trial purposes. Based on anecdotal reports, the popular 60-count bottles last consumers approximately 1-month. Given standard retail pricing of $39.99 per bottle together with commonly available promotional discounts of 10-25%, the effective cost for most customers is estimated to be approximately $1 per day. For customers that derive benefit at higher doses, "a few dollars a day" remains an economical price.

Leading competitors are priced at a discount to ZanthoSyn® per mg of astaxanthin, but a head-to-head human clinical trial demonstrated that 1 capsule of ZanthoSyn is equivalent to approximately 3 capsules of the competition (based on astaxanthin absorbed into the blood stream), rendering the competition significantly more expensive (approximately twice the cost of ZanthoSyn®) on an effective basis.

MARKET & COMPETITION

The Company is targeting mass markets for diseases and health conditions driven by chronic inflammation. In these large markets, Cardax believes safe anti-inflammatories with economical pricing and high penetration will be the solution.

PHARMACEUTICAL CANDIDATES

The initial indication for CDX-101 is severe hypertriglyceridemia (triglycerides ≥ 500 mg/dL). An estimated 2 to 3 million Americans have severe hypertriglyceridemia.[11] Statins, fibrates, and prescription omega-3 (fish oil) products are all used to manage hypertriglyceridemia. At $300 per month (approximate price for Vascepa), the potential market in the U.S. is in the range of $7.6 billion to $10.8 billion annually.

Cardax believes Vascepa's label expansion from severe hypertriglyceridemia to cardiovascular outcomes may serve as a guide to a potential second indication for CDX-101. On the basis of Amarin's REDUCE-IT clinical trial, Vascepa was approved as an

adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization, and unstable angina requiring hospitalization in adult patients with elevated triglyceride levels (≥ 150 mg/dL) and either established cardiovascular disease or diabetes mellitus and two or more additional risk factors for cardiovascular disease.

The potential mechanisms of action responsible for Vascepa's impacts on cardiovascular outcomes in the REDUCE-IT clinical trial may include triglyceride reduction, anti-thrombotic effects, membrane-stabilizing effects, coronary plaque stabilization or regression, and inflammation reduction.[12] Human and animal studies with astaxanthin, the active moiety of CDX-101, demonstrated similar pleiotropic effects derived from astaxanthin's broad anti-oxidant/anti-inflammatory activity and support CDX-101's potential utility in this cardiovascular indication.

According to Amarin, there are approximately 5 to 15 million people in the U.S. that meet the specific REDUCE-IT clinical trial inclusion criteria. At $300 per month (approximate price for Vascepa), the potential market in the US is in the range of $18 billion to $54 billion annually.

Beyond these cardiovascular indications, CDX-101 could be developed to address other diseases driven by inflammation, including metabolic disease, liver disease, arthritis, and certain infectious diseases, each with potential annual sales exceeding a billion dollars.

Competitors

The markets in which Cardax intends to compete are subject to intense competition. Primary competitors for the Company's pharmaceutical candidates include the numerous pharmaceutical and biotechnology companies developing or marketing anti-inflammatories and other drugs or therapeutics for diseases driven by inflammation.

Key competitors in the Severe Hypertriglyceridemia ("SHTG"), Mixed Dyslipidemia ("MDL"), and related markets include omega-3 products and fenofibrates. Statins are broadly utilized as standard of care in cardiovascular patients but do not serve as direct competition given the residual risks related to elevated triglycerides and inflammation. The chart below contains details on the key competitors.

Drug	Type	Indication	Strengths	Weaknesses
Vascepa (Amarin)	Omega-3 (EPA)	SHTG + outcomes	Superior omega-3 + outcomes data	Dosing compliance, supply constraints, safety risks
Generic	Omega-3 (EPA)	SHTG	Superior omega-3 + cost savings	Dosing compliance, supply constraints, safety risks
Lovaza (GSK)	Omega-3 (EPA+DHA)	SHTG	First to market omega-3	Dosing compliance, supply constraints, safety risks
Generic	Omega-3 (EPA+DHA)	SHTG	First to market omega-3 + cost savings	Dosing compliance, supply constraints, safety risks
Tricor (AbbVie)	Fenofibrate	SHTG + MDL	Strong TG reduction	Significant safety risks
Generic	Fenofibrate	SHTG + MDL	Strong TG reduction + cost savings	Significant safety risks

11. investor.amarincorp.com/static-files/db8947e0-2f24-4e98-83fd-1b2962421b77 & pubmed.ncbi.nlm.nih.gov/21247544
12. nejm.org/doi/full/10.1056/nejmoa1812792
13. investor.amarincorp.com/static-files/db8947e0-2f24-4e98-83fd-1b2962421b77

Competitive Advantage & Differentiators

There is a paradigm shift occurring around the role of inflammation in chronic disease, including cardiovascular disease. Therapies that safely and effectively target major chronic diseases driven by inflammation could see future annual sales exceed current top selling drugs. Cardax believes CDX-101 will have significant competitive advantages in this market, primarily due to a unique combination of benefits:

- Excellent safety profile that supports chronic use
- Broad anti-inflammatory activity and pleiotropic effects
- Oral dosing convenience
- Scalable manufacturing
- Economical pricing
- Strong intellectual property

Excellent Safety Profile

Commonly used anti-inflammatory drugs such as aspirin, ibuprofen, naproxen, COX-2 inhibitors, corticosteroids, and various biologics have risks of side effects, including gastrointestinal bleeding, heart attacks, strokes, and immune suppression, which limit their utility in chronic disease. Prescription omega-3 (fish oil) drugs, while safer than common anti-inflammatory drugs, also have risks of certain side effects. Lovaza and other EPA+DHA combination fish oil drugs, have risks of side effects including back pain, eructation, dysgeusia, and increases in LDL cholesterol. Vascepa has risks of side effects including atrial fibrillation and increased bleeding. Fenofibrates have risks of side effects including stomach pain, nausea, and back pain. In contrast, the active moiety in CDX-101, astaxanthin, has no known side effects of clinical significance, a key competitive advantage. Astaxanthin has undergone extensive toxicity testing with no clinically meaningful safety issues even at extremely high doses.[14]

Type of Study	Maximum Dosing
Acute Toxicity	>8,000 mg/kg (mouse, rat), 2,000 mg/kg (non-human primates)
Sub-Chronic Toxicity	1,240 mg/kg (rat), 160 mg/kg (dog)
1 Year Chronic Toxicity/Carcinogenicity	1,000 mg/kg (rat), 1,400 mg/kg (mouse), 200 mg/kg (dog)
2 Year Carcinogenicity	1,000 mg/kg (rat)
Genotoxicity/Mutagenicity	2,000 mg/kg (mouse)
Teratogenicity	1,000 mg/kg (rat), 400 mg/kg (rabbit)

Broad Anti-Inflammatory Activity (Mechanism of Action)[15]

The active moiety in CDX-101, astaxanthin, spans and stabilizes cellular membranes, mitigates mitochondrial dysfunction, and reduces pathological activation of inflammatory pathways by modulating excess oxidative stress, without inhibiting normal function. Astaxanthin has demonstrated quantifiable impacts on many known inflammatory cytokines and drug targets (e.g., TNF-α, IL-1, IL-6, COX-1, COX-2, PGE2, and CRP), but importantly, with no evidence of immunocompromise, bleeding risk, or other clinically meaningful safety issues.

14. pubmed.ncbi.nlm.nih.gov/26493001, pubmed.ncbi.nlm.nih.gov/26713891
15. pubmed.ncbi.nlm.nih.gov/17070769, pubmed.ncbi.nlm.nih.gov/30134611, pubmed.ncbi.nlm.nih.gov/14503852, pubmed.ncbi.nlm.nih.gov/12766075

Unlike many drugs designed to inactivate specific molecules, which can lead to side effects with chronic use, astaxanthin's novel mechanism of action does not target particular inflammatory or signaling molecules directly. Instead, astaxanthin works upstream by spanning cellular and mitochondrial membranes and modulating the intracellular redox environment that regulates inflammatory and related pathways. In disease settings, the redox environment becomes unbalanced towards oxidative stress and endogenous antioxidant capacity is diminished. As a result, redox-dependent inflammatory signaling pathways such as NF-κB become pathologically activated, generating elevated levels of downstream inflammatory mediators (e.g., TNF-α, IL-1, IL-6, COX-1, COX-2, PGE2, and CRP). Astaxanthin scavenges free radicals (oxidative stress) to restore the redox environment equilibrium. By attenuating the pathologically elevated oxidative stress upstream of responsive inflammatory signaling pathways, astaxanthin can simultaneously modulate a multitude of mediators, leading to pleiotropic effects, without directly inactivating any particular molecule or function. This provides a greater combined efficacy in the absence of silencing or inhibiting any particular inflammatory function/molecule and allows astaxanthin to avoid the adverse effects observed with targeted drugs that impact their target's normal functionality.

Pleiotropic Effects (Proof-of-Concept)

Human and animal studies with astaxanthin, the active moiety in CDX-101, have demonstrated proof-of-concept for the treatment of cardiovascular risk factors including inflammation and triglycerides. The Company's CHASE clinical trial, a randomized, double-blind, placebo-controlled clinical trial, evaluated the effects of astaxanthin in cardiovascular subjects who were on standard of care, including statins. Interim results from an initial cohort of 40 subjects are shown below and represent median percentage changes from baseline to week 12. While the interim review was not powered for statistical significance, p-values less than 0.05 (*) and less 0.01 (**) compared to placebo are noted.[16]

Interim Results	High Dose	Low Dose	Placebo
CRP (inflammation)	↓ 28%	↓ 32%	↓ 5%
LDL-cholesterol	↓ 12% **	↓ 7%	↑ 5%
Total cholesterol	↓ 8% *	↓ 5%	↑ 4%
Triglycerides	↓ 16%	↓ 13%	↑ 6%
Oxidized LDL	↓ 10% *	↑ 3%	↑ 4%
Blood pressure	↓ 5% *	↓ 4% *	↑ 6%

No adverse safety signals have been observed in the CHASE clinical trial to date. Recruitment of new subjects to complete the trial of up to 120 subjects has been paused due to the COVID-19 pandemic.

Cardax also demonstrated that astaxanthin prodrugs reduced triglycerides by 72%, re-thrombosis by 84%, and atherosclerosis by 31% in animal models.[17]

Oral Dosing Convenience

Oral dosing of large fish oil capsules may be problematic for patients, who can experience difficulties swallowing the large capsules, eructation (fish burp), and dysgeusia (poor aftertaste). In contrast, Cardax expects CDX-101 tablets or capsules will be far smaller and without tolerability or taste issues.

16. ir.cardaxpharma.com/press-releases/detail/252/cardax-announces-interim-results-from-chase-clinical-trial
17. pubmed.ncbi.nlm.nih.gov/22406426, pubmed.ncbi.nlm.nih.gov/18477858

Scalable Manufacturing

Prescription fish oil manufacturing may be limited by the declining global fish supply and related environmental impacts, whereas Cardax believes the synthetic production of CDX-101 will be scalable and sustainable for mass markets.

Economical Pricing

Pricing of CDX-101 should be competitive with Vascepa and other branded prescription fish oil drugs but substantially less than top-selling anti-inflammatory biologics such as Humira, Enbrel, and Remicade as well as the newer oral anti-inflammatory drugs such as Xeljanz and Olumiant.

Strong Intellectual Property

Amarin's recent loss of its U.S. patent litigation appeal in favor of generics highlights the risk of relying on method of use patents. As a proprietary astaxanthin prodrug, CDX-101 is a new chemical entity and has composition of matter coverage, the "gold standard" of patent protection.

Intellectual Property and Related Barriers to Entry

Cardax's success will depend in large part on the Company's ability to obtain and maintain domestic and international patents and other intellectual property and legal protections for the proprietary technology that is vital to its business. Cardax intends to continue to seek appropriate patent protection for its products where applicable by filing patent applications in the U.S. and other selected countries. These patent applications shall cover, where applicable, claims for composition of matter, pharmaceutical compositions and uses, and manufacturing processes. Success will also depend on the Company's ability (and the ability of current and/or future strategic partners) to maintain intellectual property rights related to proprietary production methods for products that Cardax intends to market.

Cardax has more than 25 issued patents in the U.S. and multiple other countries covering CDX-101, including composition of matter, pharmaceutical compositions, and pharmaceutical uses. Additional use patents have been filed to extend coverage in cardiovascular patients based on results from the Company's CHASE clinical trial. A patent application was recently filed that, if granted, would extend CDX-101 composition of matter coverage to 2040. Manufacturing of astaxanthin/CDX-101 is complex and requires specialized chemistry expertise and facilities that present significant barriers to entry.

COMMERCIAL PRODUCT

Primary competition for the Company's commercial product, ZanthoSyn®, encompasses the many companies developing or marketing astaxanthin supplements, omega-3 supplements, and other supplements in the multibillion-dollar dietary supplement market targeting inflammatory/immune health, cardiovascular health, metabolic health, liver health, joint health, and longevity. The Company's ability to compete will be based primarily on the effectiveness of its marketing programs, cost of customer acquisition and retention, customer satisfaction, product superiority, regulatory compliance, patent protection and other intellectual property rights, and access to adequate capital and related resources.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

Name	Director Independence	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
George W. Bickerstaff	INDEPENDENT	CHAIRMAN			
David G. Watumull	PRESIDENT AND CEO	DIRECTOR			
Terence A. Kelly, Ph.D.	INDEPENDENT	DIRECTOR	CHAIR		MEMBER
Michele Galen	INDEPENDENT	DIRECTOR		MEMBER	CHAIR
Makarand Jawadekar, Ph.D.	INDEPENDENT	DIRECTOR	MEMBER	MEMBER	MEMBER
Elona Kogan	INDEPENDENT	DIRECTOR	MEMBER	CHAIR	

George W. Bickerstaff, III, Chairman (2014-present)
- Co-founder, partner, managing director of M.M. Dillon & Co., a healthcare/tech investment bank
- Chief Financial Officer of Novartis Pharma AG (2000-2005)
- Held senior financial positions at IMS Health (1989-1997)
- Held financial positions with Dun & Bradstreet and General Electric
- Member of boards of directors of Axovant Sciences Ltd., CareDx, Inc., and Innoviva, Inc.
- Served on board of directors of ARIAD Pharmaceuticals, Inc. and Inovio Pharmaceuticals, Inc.

David G. Watumull, Chief Executive Officer, President, and Director (2006-present)
- 20+ years as a biotechnology industry executive
- Co-founder of Cardax and co-inventor of key Cardax technology
- President, Chief Executive Officer, and Director of Hawaii Biotech, Inc. (2001-2006)
- Executive VP of Aquasearch, Inc., a public astaxanthin consumer health company (1998-2000)
- Led Watumull & Co., his own biotech research firm (1997-1998)
- Biotech research analyst, money manager, investment banker at First Honolulu Securities (1994-1997)
- Led Biovest, Inc., his own money management firm (1992-1994)
- Biotech money manager, investment executive, and other positions at Paine Webber (1982-1992)

Terence A. Kelly, Ph.D., Director (2014-present)
- 25+ years as a scientist & executive in the pharma industry starting as a medicinal chemist in 1990
- President and Chief Executive Officer of Perception Neuroscience Holdings, Inc. (2019-present)
- Advisor to the biotech industry through his consulting company
- Served in various scientific and executive positions at Boehringer Ingelheim (1990-2009)
- PhD (Chemistry), University of Texas at Austin
- Postdoctoral work in natural products synthesis, Yale University
- MBA, New York University, Stern School of Business

Michele Galen, Director (2017-present)

- Broad experience in global business, communications, law, and journalism
- Strategic advisor and board member for pharma, biotech, healthcare companies (2016-present)
- Global Head, Communications and Public Affairs for Shire plc (2015-2016), served as lead communications and public affairs advisor on $32 billion acquisition and integration of Baxalta
- Senior communications executive for Novartis AG and affiliates (2001-2015)
- Award-winning journalist, worked as Legal Editor and Social Issues Editor at Business Week
- Member of the New York State Bar
- Practiced law at Stroock, Stroock & Lavan LLP, and Skadden, Arps, Slate, Meagher & Flom LLP
- MS, Columbia University Graduate School of Journalism
- JD, New York University School of Law

Makarand Jawadekar, Ph.D., Director (2018-present)

- Pharmaceutical executive with 35+ years focused on research and development
- Director and Chief Science Officer of Preveceutical Medical Inc. (2017-present)
- Strategic advisor to pharmaceutical and biotechnology companies (2010-present)
- Held technical, management, and business development positions at Pfizer, Inc. (1982-2010)
- PhD (Pharmaceutics), University of Minnesota

Elona Kogan, Director (2018-present)

- Biotechnology executive with 20+ years building publicly traded companies in regulated industries
- General Counsel & Corporate Secretary of Selecta Biosciences (2019-2020)
- General Counsel & SVP, Government Relations for ARIAD Pharmaceuticals, Inc. (2016-2017)
- VP, Legal Affairs and Head of Government Relations for Avanir Pharmaceuticals, Inc. (2011-2015)
- Previously with King Pharmaceuticals, Inc., Bristol-Meyers Squibb, Bergen Brunswig Corporation
- JD, Southwestern Law School

Executive Officers

David G. Watumull, Chief Executive Officer, President, and Director (2006-present)

- See description above, under Board of Directors

David M. Watumull, Chief Operating Officer (2006-present)

- 20+ years in astaxanthin product development, commercialization, and business management
- Oversees all Cardax operations with responsibility for product development and manufacturing, regulatory compliance, sales and marketing, finance, and administration
- Roles of increasing responsibility at Cardax, Inc. and affiliates (2006-present): Chief Operating Officer (2017-present), Vice President, Operations (2014-2017), Director, Operations and Finance (2009-2013), Operations Manager (2008-2009), Program Manager (2006-2009)
- Roles of increasing responsibility at Hawaii Biotech, Inc. (2002-2006): Program Manager (2005-2006), Project Coordinator (2004-2005), Information Technology Associate / Manager (2002-2004)
- Medical Information Specialist and Information Technology Associate at Aquasearch, Inc., a public astaxanthin consumer health company (2000-2001)

John B. Russell, CPA, Chief Financial Officer (2013-present)

- 25+ years accounting, finance, operations, SEC reporting experience in biopharma & technology
- Chief Financial Officer for various clients through his consulting company (2010-present)
- Led Business Advisory Services for Grant Thornton Honolulu office (2006-2010)
- Management Consultant at consulting company, advising Cisco Systems, Inc. (2005-2006)
- General Accounting Manager of Scios Inc., a public company (2003-2005)
- Controller for several portfolio companies of venture capital firm (2001-2002)
- General Accounting Manager for inSilicon Corporation, a public company (2000-2001)
- Auditor at PricewaterhouseCoopers LLP (1995-2000)
- Licensed CPA in Hawaii

SCIENTIFIC TEAM

Scientific Advisory Board

Deepak L. Bhatt, M.D., M.P.H., SAB Chairman (2007-present)

- Executive Director of Interventional Cardiovascular Programs, Brigham and Women's Hospital
- Professor, Harvard Medical School
- Chair of REDUCE-IT clinical trial and principal investigator of other major clinical trials
- 1,250+ scientific publications

Paresh N. Soni, M.D., Ph.D., SAB Member and Chief Clinical and Regulatory Strategist (2018-present)

- Former Senior Vice President and Head of Development at Amarin Corporation
- Led development and regulatory approval for Vascepa and design/launch of REDUCE-IT trial
- Formerly with Pfizer, Inc.

R. Preston Mason, Ph.D., SAB Member (2007-present)

- Faculty, Harvard Medical School / Brigham and Women's Hospital
- Expert on mechanism of action of astaxanthin and fish oils, including Vascepa
- 250+ scientific publications

Key Scientific Personnel

Paresh N. Soni, M.D., Ph.D., SAB Member and Chief Clinical and Regulatory Strategist (2018-present)

- See description above, under Scientific Advisory Board

Gilbert M. Rishton, Ph.D., Chief Science Officer (2009-present)

- 25+ years in pharmaceutical development
- Built Small Molecule Drug Discovery Group at Amgen Inc.
- Led chemistry program for development of Sensipar, Amgen's first oral small molecule drug

Jon L. Ruckle, M.D., Chief Medical Officer (2013-present)

- 25+ years of full-time experience in clinical pharmacology research as an investigator
- Principal investigator of more than 350 clinical trials
- Former Medical Director at Covance Inc.

Timothy J. King, Ph.D., Vice President, Research (2006-present)

- 25+ years of combined academic and private sector scientific research experience
- Expert on mechanism of action and biological applications of astaxanthin
- Former staff scientist at Fred Hutchinson Cancer Research Center

RISK FACTORS[18]

An investment in the Company's common stock, any securities convertible into or exercisable for its common stock, or any other security that may be issued by it involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in its Annual Report on Form 10-K, before making an investment decision.

The Company's common stock:

- is currently traded in the over-the-counter market with limited trading activity.
- has a limited trading market, which could affect the ability to sell shares and the price received.
- may be affected by market conditions beyond the Company's control which may affect the ability to sell the securities and may result in price volatility.
- may become subject to penny stock regulations and restrictions and if it is subject to such regulations and restrictions there may be difficulty selling shares of its common stock.
- may be affected by the substantial number of outstanding options, warrants, and other convertible securities, which may cause significant dilution to stockholders.

The Company:

- has a history of operating losses and has received a going concern opinion from its auditors.
- has incurred substantial net losses since its inception and may continue to incur losses for the foreseeable future.
- may be unable to continue as a going concern as it is dependent upon its ability to obtain additional capital and implement its business plan.
- would experience a substantial reduction in its revenues if it lost its largest customer.
- is highly dependent on its senior management and certain consultants or other advisors and the loss of services of any member of its senior management could have a material adverse effect on its business, prospects, financial condition, and results of operations.
- has limited experience in managing communications with regulatory authorities, filing new drug applications, submitting promotional materials, and generally directing the regulatory processes.
- will need to obtain certain additional functional capability, including regulatory, sales, quality assurance and control.
- and its business may be impacted by healthcare and insurance legislation which may increase the difficulty and cost for it to commercialize its products and affect the prices they may obtain.
- may be unable to obtain and maintain protection of its intellectual property, the value of its products may be adversely affected.
- does not intend to pay dividends on its common stock. However, the Company is issuing Series A preferred with a cumulative dividend.

18. For additional risk disclosures refer to the Private Placement Memorandum, including Exhibit 3 thereto, as well as the current regulatory filings for the Company located at https://ir.cardaxpharma.com/all-sec-filings.

cardax

US CAPITAL GLOBAL SECURITIES

APPENDIX

Corporate Structure

CARDAX, INC.	CARDAX PHARMA, INC.	CARDAX PHARMACEUTICALS, INC.
FEIN: 45-4484428 DE Corporation (2012) OTCQB:CDXI (Cardax Reverse Merger 2014)	FEIN: 46-2790734 DE Corporation (2013) Wholly-Owned Subsidiary	FEIN: 20-4572086 DE Corporation (2006) Predecessor (Merged into Cardax, Inc. 2015)

Cardax Entity Organization Timeline

2002	2003	2006	2012	2013	2014	2015
"Cardax" program launched at Hawaii Biotech		Cardax Pharmaceuticals formed Cardax program spun-off from Hawaii Biotech			Cardax Pharmaceuticals became majority shareholder of Cardax in connection with reverse merger	Cardax Pharmaceuticals merged into Cardax
				Cardax Pharma formed as wholly-owned subsidiary of Cardax Pharmaceuticals All assets, liabilities, operations, etc. of Cardax Pharmaceuticals transferred to Cardax Pharma	Cardax Pharma became wholly-owned subsidiary of Cardax in connection with reverse merger	
	Koffee Korner's formed (coffee business in Texas unrelated to Cardax)		Koffee Korner formed Koffee Korner's became wholly-owned subsidiary of Koffee Korner Koffee Korner publicly listed as KOFF		Reverse merger: Koffee Korner acquired Cardax Pharma as wholly-owned subsidiary Koffee Korner spun off Koffee Korner's Koffee Korner changed name to Cardax and stock symbol to CDXI	

Capitalization

	Common Stock Outstanding	%	Warrants Outstanding	Options Outstanding	Other Convertible Outstanding	Equity Plan Shares Surrendered for Cashless Exercise	Equity Plan Available	Total	%
Stockholders of PubCo prior to Cardax (CDXI) Reverse Merger	27,894	4%	-	-	-	-	-	27,894	1%
Cardax Pharmaceuticals Merger into Cardax (2015)	155,811	20%	148	-	-	-	-	155,959	7%
Cardax Equity Financing (Reverse Merger, 2014)	121,623	16%	-	-	-	-	-	121,623	6%
Cardax Equity Financing (2015-2019)	329,440	43%	404,713	-	-	-	-	734,153	34%
Cardax Convertible Note Financing (2019-2020)	59,882	8%	142,793	-	549,527	-	-	752,202	34%
Other Issuances	16,051	2%	11,268	-	-	-	-	27,319	1%
Stock Based Compensation (Plan)	36,745	5%	-	171,969	-	919	69,468	279,101	13%
Stock Based Compensation (Other)	17,708	2%	72,956	-	-	-	-	90,664	4%
Total	**765,154**	**100%**	**631,878**	**171,969**	**549,527**	**919**	**69,468**	**2,188,915**	**100%**

Source: Company

cardax

US CAPITAL GLOBAL SECURITIES

Historical Financials

Cardax, Inc., and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

		2016 (Audited)		2017 (Audited)		2018 (Audited)		2019 (Audited)		2020 YTD (Unaudited)
REVENUES, net	$	35,258	$	610,323	$	1,510,875	$	710,949	$	343,836
Y-o-Y growth (%)				*1631%*		*148%*		*(53%)*		*n/a*
COST OF GOODS SOLD		14,580		274,707		699,852		345,393		129,381
GROSS PROFIT		**20,678**		**335,616**		**811,023**		**365,556**		**214,455**
OPERATING EXPENSES:										
Salaries and wages		-		830,922		1,591,949		1,552,226		1,068,120
Professional fees		-		435,749		797,833		920,208		462,286
Selling, general, and administrative expenses		948,854		702,168		1,493,819		906,074		467,778
Stock based compensation		525,062		242,146		650,271		708,588		488,437
Research and development		347,885		97,479		269,077		315,994		102,457
Depreciation and amortization		29,101		29,422		30,569		39,569		26,200
Total Operating expenses		**1,850,902**		**2,337,886**		**4,833,518**		**4,442,659**		**2,615,278**
Loss from operations		**(1,830,224)**		**(2,002,270)**		**(4,022,495)**		**(4,077,103)**		**(2,400,823)**
OTHER INCOME (EXPENSE):										
Interest income		2,362		3,320		1,944		-		-
Other income		47,082		17,253		556		-		10,000
Loss on abandonment of patents		-		-		-		(36,205)		-
Change in fair value of derivative liability		-		-		-		(356,314)		(191,545)
Interest expense		(2,925)		(3,537)		(4,227)		(623,415)		(1,870,097)
Gain on modification of debt instruments		-		-		-		-		394,924
Total other income (expense), net		**46,519**		**17,036**		**(1,727)**		**(1,015,934)**		**(1,656,718)**
Loss before the provision for income taxes		**(1,783,705)**		**(1,985,234)**		**(4,024,222)**		**(5,093,037)**		**(4,057,541)**
PROVISION FOR INCOME TAXES		-		-		-		-		-
NET INCOME (LOSS)	$	**(1,783,705)**	$	**(1,985,234)**	$	**(4,024,222)**	$	**(5,093,037)**	$	**(4,057,541)**
NET INCOME (LOSS) PER SHARE										
Basic	$	(0.02)	$	(0.02)	$	(0.03)	$	(7.49)	$	(5.51)
Diluted	$	(0.02)	$	(0.02)	$	(0.03)	$	(7.49)	$	(5.51)
SHARES USED IN CALCULATION OF NET LOSS PER SHARE										
Basic		76,227,524		99,951,385		127,304,856		680,152		736,719
Diluted		76,227,524		99,951,385		127,304,856		680,152		736,719

** Due to the impact of the COVID-19 pandemic on the retail business and consumer shopping habits, ZanthoSyn® sales have decreased in 2020.

** 2020 YTD covers January 1, 2020 to September 30, 2020.

** The decrease in revenues for the year ended December 31, 2019 was primarily attributed to decreased replenishment orders by GNC during the current period compared to the previous year, despite increased sell-through year-over-year.

** Salaries and wages and Professional fees are included under Selling, general, and administrative expenses and Research and development in 2016, whereas such expenses are displayed separately from 2017 to 2020.

Source: Company

Cardax, Inc., and Subsidiary

CONSOLIDATED BALANCE SHEETS

		2016 (Audited)		2017 (Audited)		2018 (Audited)		2019 (Audited)		Sep. 30, 2020 (Unaudited)
ASSETS										
Cash	$	158,433	$	2,236,837	$	243,753	$	19,303	$	107,185
Accounts Receivable		-		37,243		157,082		205,768		-
Inventories		10,827		340,425		1,480,380		1,177,831		1,057,869
Prepaid Expenses		19,919		22,838		24,083		181,093		208,028
Deposits and Other Assets		122,876		90,831		119,066		2,066		3,063
TOTAL CURRENT ASSETS		312,055		2,728,174		2,024,364		1,586,061		1,376,145
Property & Equipment		7,755		1,901		-		-		-
Intangible Assets		430,770		426,610		434,534		420,373		406,572
Leased Assets (right to use)		-		-		-		12,488		3,843
TOTAL LONG-TERM ASSETS		438,525		428,511		434,534		432,861		410,415
TOTAL ASSETS	**$**	**750,580**	**$**	**3,156,685**	**$**	**2,458,898**	**$**	**2,018,922**	**$**	**1,786,560**
LIABILITIES AND STOCKHOLDERS' DEFICIT										
Accrued Payroll and Related Expenses	$	3,510,464	$	3,490,225	$	3,428,011	$	3,687,376	$	4,171,448
Accounts Payable and Accrued Expenses		657,094		603,391		1,996,097		1,544,402		1,658,966
Fees Payable to Directors		418,546		418,546		418,546		418,546		418,546
Accrued Separation Current Costs		-		-		9,000		9,000		11,250
Related Party Current Debt		-		-		-		1,226,721		1,898,689
Non-Related Party Current Debt		-		-		-		358,289		1,345,545
Employee Settlement		50,000		50,000		50,000		50,000		50,000
Lease Liability		-		-		-		11,527		3,843
Derivative Liability on Debt		-		-		-		827,314		649,417
TOTAL CURRENT LIABILITIES	$	4,636,104	$	4,562,162	$	5,901,654	$	8,133,175	$	10,207,704
Non-Related Party Non-Current Debt		-		-		-		-		82,962
Related Party Non-Current Debt		-		-		-		1,000,000		1,000,000
Accrued Separation Non-Current Costs		-		-		92,635		83,635		74,635
Lease Liability		-		-		-		961		
TOTAL NON-CURRENT LIABILITIES	$	-	$	-	$	92,635	$	1,084,596	$	1,157,597
Common Stock		85,069		122,675		133,889		688		765
Additional Paid-In-Capital		51,963,269		56,401,069		58,274,038		59,836,818		61,514,390
Deferred Compensation		-		(10,125)		-		-		-
Accumulated Deficit		(55,933,862)		(57,919,096)		(61,943,318)		(67,036,355)		(71,093,896)
STOCKHOLDERS' DEFICIT		(3,885,524)		(1,405,477)		(3,535,391)		(7,198,849)		(9,578,741)
TOTAL LIABILITY AND STOCKHOLDERS' DEFICIT	**$**	**750,580**	**$**	**3,156,685**	**$**	**2,458,898**	**$**	**2,018,922**	**$**	**1,786,560**

** A significant portion of the Company's liabilities consist of convertible notes that may expose shareholders to significant dilution in the future.

** Accounts receivable: Company policy provides for an allowance for doubtful collections based upon a review of outstanding receivables, historical collection information, and existing economic conditions. There was an allowance of $52,766 as of September 30, 2020 in connection with the Chapter 11 filing of General Nutrition Corporation ("GNC"), the Company's largest customer, on June 23, 2020. On October 7, 2020, GNC announced it had emerged from bankruptcy as GNC Holdings, LLC, owned indirectly by Harbin Pharmaceutical Group Co., Ltd., a Chinese pharmaceutical company.

** Derivative liability related to the issuance of convertible notes.

** Since inception, the Company sustained operating losses and used cash raised by issuing securities. The Company expects to continue to operate with a net loss until development and commercialization of the pharmaceutical product candidates is completed.

** As of December 31, 2019, the Company had a US federal income tax Net Operating Loss ("NOL") carryforward of approximately $41 million. The NOL may be available to offset the Company's future taxable income to the extent permitted under the Internal Revenue Code.

Source: Company

cardax US CAPITAL GLOBAL SECURITIES

DISCLAIMER

Securities are offered by US Capital Global Securities, LLC ("USCGS"), a SEC registered broker-dealer and member of FINRA/SIPC. US Capital Global Investment Management, LLC ("USCGIM"), the investment manager of the offering, USCGS, the placement agent for this offering, and the issuer, are affiliated entities (the "Affiliates"). USCGS or its Affiliates may provide advice to, be compensated by, may have other business relationships with, or may from time to time acquire, hold or sell a position in the securities of, the Company.

This document does not constitute an offer to sell or a solicitation of an offer to buy any security and may not be relied upon in connection with the purchase or sale of any security. Any offer would only be made by means of a formal confidential information memorandum, private placement memorandum, or similar offering documents ("Offering Documents"). Offers and sales will be made only in accordance with applicable security laws and pursuant to the Offering Documents, operating agreement, subscription agreement, and other definitive documentation. Private debt and equity investments are not suitable for all investors, are generally illiquid, offer no guarantee of returns, and subject investors to possible loss of principal.

The information set forth herein has been obtained from the Company and does not purport to be complete and is subject to change. Projections and other forward-looking information as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based on information provided by the Company and other publicly available information as of the date of this document. There is no guarantee that any of these estimates or projections will be achieved. Additionally, past performance is not necessarily indicative of future results, and there can be no assurance that targeted or projected returns will be achieved, or that the Company will achieve comparable results.

USCGS has not independently verified any of the information, including the financial estimates and projections, contained herein. This document is qualified in its entirety by all of the information set forth in the Offering Documents, including without limitation all of the cautionary statements and the sections addressing risk factors and potential conflicts of interest. The Offering Documents must be read carefully in its entirety prior to investing. This document does not constitute a part of the Offering Documents.

The principals of each Affiliate also own and control, either directly or indirectly, each other Affiliate. Conflicts of interest may arise in connection with the principals' control of the Affiliates. Investors should be aware that these, and other conflicts of interest relating to the Affiliates, are permitted under the terms of the operating agreements between the Affiliates, which are referenced in the Offering Documents. You should not invest unless you are willing to accept these conflicts of interest and the associated risk. This document is intended solely for the addressee(s) and may not be redistributed without the prior permission of USCGS. View USCGS' Form CRS at www.uscgs.com/crs.html. 112011IS

For more information please contact our investor relations team:

Frank Villarreal
Vice President at US Capital Global Securities, LLC
Email: fvillarreal@uscgs.com
Phone: +1 415-889-1047